EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Microtek Medical Holdings, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-85668, No. 33-93526, No. 33-93528, 333-11407, 333-36049, 333-70033, 333-81605, 333-81637, 333-89696 and 333-117736 of Microtek Medical Holdings, Inc. on Form S-8 of our report dated February 18, 2003, appearing in the Annual Report on Form 10-K of Microtek Medical Holdings, Inc. for the year ended December 31, 2004.

Deloitte & Touche LLP

Atlanta, Georgia
March 16, 2005